Exhibit 1(a)

ARTICLES OF INCORPORATION

OF

THE BANK OF TOKYO–MITSUBISHI, LTD.

(English Translation)

Resolution was adopted to amend part of the Articles of Incorporation at the 9th Annual General Meeting of Shareholders and a general meeting of class shareholders of Class 1 Preferred Shares held on June 28, 2005.

CHAPTER I. General Provisions

(Trade Name)

ARTICLE	1. The Bank shall be called “Kabushiki Kaisha Tokyo Mitsubishi Ginko” and shall be called in English “The Bank of Tokyo-Mitsubishi, Ltd.” (hereinafter referred to as the “Bank”).

(Purpose)

ARTICLE	2. The purpose of the Bank shall be to engage in the following businesses:

	To accept deposits and installment savings, to extend loans, to discount bills and notes and to engage in exchange transactions;

‚	To guarantee obligations of others, to accept bills and notes and to engage in any other businesses incidental to the banking purposes listed in the preceding item 1;

ƒ	To underwrite, to conduct offerings for the subscription and sale of, to buy and sell, and to engage in any other businesses with respect to, government bonds, municipal bonds, government-guaranteed bonds and any other securities;

„	To engage in, in addition to the businesses enumerated in all of the preceding items of this Article 2, all businesses that a bank is permitted to engage in under the Banking Law, the Secured Bonds Trust Law, the Law on Recording of Bonds or any other applicable laws; and

…	Any other matters incidental to or in connection with the businesses enumerated in all of the preceding items of this Article 2.

(Location of Head Office)

ARTICLE	3. The Bank shall have its head office in Chiyoda-ku, Tokyo.

ARTICLE	4. Public notices of the Bank shall be given in the Nihon Keizai Shimbun published in Tokyo.

CHAPTER II. Shares

(Total Number of Shares Authorized to be Issued)

ARTICLE	5. The aggregate number of shares authorized to be issued by the Bank shall be eight billion two hundred million (8,200,000,000) shares, eight billion one hundred million (8,100,000,000) of which being Ordinary Shares and one hundred million (100,000,000) of which being Class 2 Preferred Shares (the Preferred Shares being redeemable pursuant to Article 10-7, Paragraph 2 hereof); provided, however, that if any number of shares are cancelled, such number shall be deducted accordingly from the relevant number of shares authorized to be issued.

(Number of Shares of One (1) Unit (Tangen))

ARTICLE	6. One thousand (1,000) shares shall constitute one (1) Unit (tangen) of shares of the Bank in respect of both Ordinary Shares and Preferred Shares.

‚	The Bank shall not issue a share certificate for shares constituting less than one (1) Unit of shares.

(Non-entry in a Ledger of Fractional Shares)

ARTICLE	7. Fractional shares, constituting less than one (1) share, shall not be entered nor recorded as fractional shares in a ledger of fractional shares.

(Transfer Agent)

ARTICLE	8. The Bank may appoint a transfer agent for its shares.

‚	In the event that a transfer agent is to be appointed, the transfer agent and its handling office shall be designated by a resolution of the Board of Directors, and public notice thereof shall be given.

ƒ	In the event that a transfer agent has been appointed, the register of shareholders and the register of lost share certificates of the Bank shall be kept at the handling office of the transfer agent. The registration of transfer of shares, the registration of pledges on shares, the procedures for non-possession or reissuance of share certificates and any other businesses with respect to shares shall be handled by the transfer agent.

(Regulations on Handling Shares)

ARTICLE	9. The denomination of share certificates of the Bank, the registration of transfers of shares, the registration of pledges on shares, the procedures for non-possession or reissuance of share certificates and any other handling with respect to shares shall be governed by the Regulations on Handling Shares established by the Board of Directors.

(Notification of Name, Address, etc.)

ARTICLE	10. Shareholders, registered pledgees or their statutory agents shall notify the Bank of their names, addresses and seal impressions.

‚	A foreigner who is accustomed to signing his/her name may substitute his/her specimen signature for the seal impression specified in the preceding Paragraph.

ƒ	When any person referred to in Paragraph 1 of this Article 10 resides in a foreign country or area, he/she shall either set up his/her provisional address in Japan or appoint his/her proxy in Japan and notify the Bank thereof.

„	When there is any change to any matter mentioned in the preceding three Paragraphs of this Article 10, such change shall be notified to the Bank.

CHAPTER II - 2. Preferred Shares

(Preferred Dividends)

ARTICLE	10-2. The Bank shall pay dividends on Preferred Shares (hereinafter referred to as the “Preferred Dividends”) in such amount as determined by the resolution of the Board of Directors adopted at the time of issuance of Class 2 Preferred Shares up to sixty (60) yen per Class 2 Preferred Share per year to the holders of Preferred Shares (hereinafter referred to as the “Preferred Shareholders”) or the registered pledgees who hold pledges over Preferred Shares (hereinafter referred to as the “Registered Preferred Pledgees”), whose names have been entered or recorded in the latest register of shareholders as of March 31 of each year, with priority over the holders of Ordinary Shares (hereinafter referred to as the “Ordinary Shareholders”) or the registered pledgees who hold pledges over Ordinary Shares (hereinafter referred to as the “Registered Ordinary Pledgees”); provided, however, that in the event that the Preferred Interim Dividends provided for in Article 10-3 hereof have been paid in the relevant business year, the amount so paid shall be deducted accordingly from the amount of the Preferred Dividends set forth above.

‚	If the aggregate amount paid to a Preferred Shareholder or Registered Preferred Pledgee as dividends in any particular business year is less than the prescribed amount of the Preferred Dividends, the unpaid amount of such Preferred Dividends shall not be carried over to nor cumulated in subsequent business years.

ƒ	The Bank shall not pay to any Preferred Shareholder or Registered Preferred Pledgee any amount of dividends in excess of the prescribed amount of the relevant Preferred Dividends.

(Preferred Interim Dividends)

ARTICLE	10-3. In the event of payment of the Interim Dividends provided for in Article 32 hereof, the Bank shall pay such amount (hereinafter referred to as the “Preferred Interim Dividends”) as determined by the resolution of the Board of Directors adopted at the time of issuance of Class 2 Preferred Shares up to thirty (30) yen per Class 2 Preferred Share to the Preferred Shareholders or the Registered Preferred Pledgees with priority over the Ordinary Shareholders or the Registered Ordinary Pledgees.

(Distribution	of Residual Assets)

ARTICLE	10-4.

1.	If the Bank distributes its residual assets upon liquidation, the Bank shall pay the amount of two thousand five hundred (2,500) yen per Class 2 Preferred Share to the Preferred Shareholders or the Registered Preferred Pledgees with priority over the Ordinary Shareholders or the Registered Ordinary Pledgees.

‚	The Bank shall not make a distribution of residual assets other than as provided for in the preceding Paragraph of this Article 10-4 to the Preferred Shareholders or the Registered Preferred Pledgees.

(Voting Rights)

ARTICLE	10-5. Unless otherwise provided for by laws or regulations, the Preferred Shareholders shall not have voting rights at any general meeting of shareholders.

(Consolidation or Split of Shares and Subscription Rights, etc.)

ARTICLE	10-6. Unless otherwise provided for by laws or regulations, the Bank shall not consolidate or split any Preferred Shares.

‚	The Bank shall not grant the Preferred Shareholders any rights to subscribe for new shares or bonds with stock acquisition rights.

(Cancellation of Preferred Shares)

ARTICLE	10-7. The Bank may, at any time, purchase Preferred Shares at the purchase price thereof by appropriation of retained earnings distributable to shareholders and cancel them.

‚	The Bank may, after issuance of Preferred Shares and after the lapse of the period designated by the resolution of the Board of Directors adopted at the time of the issuance of such Preferred Shares, redeem the relevant Preferred Shares, in whole or in part, at such time and at such redemption price as deemed appropriate giving due consideration to the prevailing market conditions, as determined by relevant resolution. Partial redemption shall be effected by way of lot or other method.

(Prescription Period)

ARTICLE	10-8. The provision of Article 33 hereof shall apply mutatis mutandis to the payment of the Preferred Dividends and the Preferred Interim Dividends.

CHAPTER III. General Meetings of Shareholders

(Convocation)

ARTICLE	11. An ordinary general meeting of shareholders shall be convened within three (3) months from the last day of each business year.

‚	An extraordinary general meeting of shareholders shall be convened whenever necessary.

(Chairman)

ARTICLE	12. The President of the Bank shall act as chairman of the general meetings of shareholders.

‚	If the President is unable to act as such, one of the Deputy Presidents shall act as chairman in accordance with the order of priority previously determined by the Board of Directors. If any Deputy President is also unable to act as such, one of the Senior Managing Directors or Managing Directors shall act as chairman in accordance with the order of priority previously determined by the Board of Directors.

(Method of Resolution)

ARTICLE	13. Unless otherwise provided for by law or regulation or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by an affirmative vote of a majority of the voting rights of the shareholders in attendance.

‚	Resolutions of a general meeting of shareholders provided for in Article 343 of the Commercial Code and resolutions of a general meeting of shareholders for which the method of resolution provided for in such Article 343 shall be applied mutatis mutandis pursuant to the Commercial Code and other laws and regulations shall be adopted by an affirmative vote of two-thirds (2/3) or more of the voting rights of the shareholders in attendance who hold in the aggregate not less than one-third (1/3) of the total number of voting rights of all shareholders.

(Voting by Proxy)

ARTICLE	14. Shareholders may exercise their voting rights at a general meeting of shareholders by appointing a proxy who is a shareholder of the Bank entitled to exercise its own voting rights at such meeting.

‚	In the case of the preceding Paragraph of this Article 14, the shareholder or the proxy thereof shall submit to the Bank, for each general meeting of shareholders, a document evidencing authority of the proxy to act as such.

(Minutes)

ARTICLE	15. The substance of proceedings and the results of general meetings of shareholders shall be stated or recorded in the minutes, to which the chairman of the meeting and the Directors present shall put their names and affix their seals or affix electronic signatures. The original copy of such minutes shall be kept at the head office for ten (10) years and a certified copy thereof shall be kept at each branch office for five (5) years.

(General Meetings of Class Shareholders)

ARTICLE	15-2. The provisions of Articles 12, 14 and 15 hereof shall apply mutatis mutandis to general meetings of class shareholders.

CHAPTER IV. Directors and Board of Directors

(Number of Directors and Method of Election)

ARTICLE	16. The Bank shall have not more than twenty (20) Directors, who shall be elected at a general meeting of shareholders.

‚	At the time of the election of Directors, there shall be in attendance shareholders who hold voting rights representing in the aggregate one-third (1/3) or more of the total number of voting rights of all shareholders and no cumulative voting shall be made for the election of Directors.

(Term of Office)

ARTICLE	17. The term of office of Directors shall expire at the close of the ordinary general meeting of shareholders held in respect of the last fiscal term ending two (2) years after their assumption of office.

(Representative Director and Directors with Executive Power)

ARTICLE	18. The Board of Directors shall, by resolution, elect Representative Director(s) from among the Directors.

‚	Representative Directors shall severally represent the Bank.

ƒ	The Board of Directors shall, by resolution, appoint one (1) President and several Deputy Presidents from among the Directors.

„	The Board of Directors may, by resolution, appoint several Senior Managing Directors and Managing Directors from among the Directors.

…	The Board of Directors may, by resolution, appoint one (1) Chairman and Director and one (1) Deputy Chairman and Director from among the Directors.

(Duties of Directors with Executive Power)

ARTICLE	19. The President shall preside over the business affairs of the Bank.

‚	The Deputy Presidents shall assist the President in managing the business affairs of the Bank, and shall act as the President if the President is unable to act as such.

ƒ	The Senior Managing Directors and the Managing Directors shall assist the President and the Deputy Presidents in managing the day to day business affairs of the Bank, and shall act as the President and the Deputy Presidents if the President and the Deputy Presidents are unable to act as such.

(Board of Directors)

ARTICLE	20. The Board of Directors shall determine the management of the business affairs of the Bank and supervise the performance of duties of Directors.

‚	Notice to convene a meeting of the Board of Directors shall be given to each Director and Corporate Auditor at least three (3) days prior to the date of such meeting.

ƒ	Unless otherwise provided for by law or regulation, resolutions of a meeting of the Board of Directors shall be adopted by an affirmative vote of a majority of the Directors present who constitute in number a majority of all of the Directors.

„	The substance of proceedings and the results of meetings of the Board of Directors shall be stated or recorded in the minutes, to which the Directors and Corporate Auditors present shall put their names and affix their seals or affix electronic signatures. Such minutes shall be kept at the head office for ten (10) years.

CHAPTER V. Corporate Auditors and Board of Corporate Auditors

(Number of Corporate Auditors and Method of Election)

ARTICLE	21. The Bank shall have not more than eight (8) Corporate Auditors, who shall be elected at a general meeting of shareholders.

‚	At the time of the election of Corporate Auditors, there shall be in attendance shareholders who hold voting rights representing in the aggregate one-third (1/3) or more of the total number of voting rights of all shareholders.

(Full-time Corporate Auditors)

ARTICLE	22. The Corporate Auditors shall appoint several full-time Corporate Auditors from among themselves.

(Term of Office)

ARTICLE	23. The term of office of Corporate Auditors shall expire at the close of the ordinary general meeting of shareholders held in respect of the last fiscal term ending four (4) years after their assumption of office.

(Board of Corporate Auditors)

ARTICLE	24. The Board of Corporate Auditors shall have the authority provided for by law and regulation and also shall determine matters concerning the performance of duties of Corporate Auditors; provided, however, that the Board of Corporate Auditors shall not interfere with the exercise by the Corporate Auditors of their power and authority.

‚	Notice to convene a meeting of the Board of Corporate Auditors shall be given to each Corporate Auditor at least three (3) days prior to the date of such meeting.

ƒ	Unless otherwise provided for by law or regulation, resolutions of a meeting of the Board of Corporate Auditors shall be adopted by an affirmative vote of a majority of the Corporate Auditors.

„	The substance of proceedings and the result of meetings of the Board of Corporate Auditors shall be stated or recorded in the minutes, to which the Corporate Auditors present shall put their names and affix their seals or affix electronic signatures. Such minutes shall be kept at the head office for ten (10) years.

CHAPTER VI. Tokyo Mitsubishi Ginko Saiken

(Bank of Tokyo-Mitsubishi Debentures)

(Ground for Issuance)

ARTICLE	25. The Bank may issue debentures in accordance with the approval of the Minister of Finance as provided pursuant to the Financial Institutions Amalgamation and Conversion of Business Act.

(Name of Debentures)

ARTICLE	26. Debentures to be issued by the Bank pursuant to the preceding Article 25 shall be called Tokyo Mitsubishi Ginko Saiken (Bank of Tokyo-Mitsubishi Debentures).

(Regulations Governing Bank of Tokyo-Mitsubishi Debentures)

ARTICLE	27. The procedures concerning the conversion of bearer debenture certificates to registered debenture certificates and vice versa, the recordation of debentures held in trust, the delivery of new debenture certificates and/or new coupons, the registration of transfer of registered debentures, the registration of pledges on registered debentures, and any other handling and its fees with respect to debentures shall be governed by the Regulations Governing the Bank of Tokyo-Mitsubishi Debentures established by the Bank.

(Notification of Name and Address, etc.)

ARTICLE	28. The provisions of Article 10 hereof shall apply mutatis mutandis to registered debentures.

CHAPTER VII Accounts

(Business Year and Fiscal Term)

ARTICLE	29. The business year of the Bank shall commence on April 1 of each year and end on March 31 of the following year and the fiscal term of each business year shall be settled as of the last day of such business year.

(Disposal of Profits)

ARTICLE	30. Unless otherwise provided for by laws or regulations, profits of the Bank shall be disposed of pursuant to a resolution of a general meeting of shareholders.

(Dividends)

ARTICLE	31. Dividends shall be paid to the shareholders or the registered pledgees whose names have been entered or recorded in the latest register of shareholders as of March 31 of each year.

(Interim Dividends)

ARTICLE	32. By a resolution of the Board of Directors, the Bank may pay cash pursuant to Article 293-5 of the Commercial Code (hereinafter referred to as the “Interim Dividends”) to the shareholders or registered pledgees whose names have been entered or recorded in the latest register of shareholders as of September 30 of each year.

(Prescription Period)

ARTICLE	33. The Bank shall be released from the obligation to pay dividends or the Interim Dividends to particular shareholders after the lapse of five (5) full years from the date of commencement of payment thereof, where such shareholders have not accepted such payment.